Exhibit 10.3

SUNRISE SENIOR LIVING, INC.

2008 OMNIBUS INCENTIVE PLAN, AS AMENDED

PERFORMANCE UNIT AGREEMENT

Sunrise Senior Living, Inc., a Delaware corporation (the “Company”), hereby grants Performance Units relating to shares of its common stock, $0.01 par value (the “Stock”), to the Grantee named below, the shares of Stock subject thereto being subject to achieving the performance criteria and the vesting conditions set forth in the attached agreement (the “Agreement”).  Additional terms and conditions of the grant are set forth in this cover sheet to the Agreement, in the Agreement, and in the Company’s 2008 Omnibus Incentive Plan, as amended (the “Plan”).

Grant Date:                                      , 2012

Name of Grantee:

Grantee’s Social Security Number:           -        -

Threshold Number of Performance Units:

Target Number of Performance Units:

Maximum Number of Performance Units:

By checking the “Read and Acknowledge Award Documents” box on the Morgan Stanley Smith Barney website, you agree to all of the terms and conditions described in this Agreement, your employment agreement with the Company and in the Plan, a copy of which is also attached.  You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement is inconsistent with the Plan.  Certain capitalized terms used in this Agreement are defined in your employment agreement with the Company, and have the meaning set forth in such agreement.

Attachment

This is not a stock certificate or a negotiable instrument.

SUNRISE SENIOR LIVING, INC.

2008 OMNIBUS INCENTIVE PLAN, AS AMENDED

PERFORMANCE UNIT AGREEMENT

Award of Performance Units Issuable upon Achievement of Performance Criteria and Vesting

This grant is an award of Performance Units (the “Performance Units”) entitling you to the number of shares of Stock to be determined as set forth below.

Subject to satisfaction of the time-vesting requirements set out in “Vesting” below, (a) 60% of the number of shares of Stock, if any, that may be issued pursuant to the terms of this Agreement shall be calculated based on the attainment as determined by the Compensation Committee of specified adjusted EBITDA performance goals, as set forth on the attached Exhibit A, as of December 31, 2012, and the attainment as determined by the Compensation Committee of specified adjusted EBITDA performance goals to be established by the Compensation Committee for calendar year 2013 and calendar year 2014 to be set forth on the attached Exhibits B and C (the “Performance Periods”) within 90 days of the commencement of calendar years 2013 and 2014, respectively, and will be promptly communicated to you (collectively, the “Adjusted EBITDA Performance Goals”), and (b) 40% of the number of shares of Stock, if any, that may be issued pursuant to the terms of this Agreement shall be calculated based on the attainment as determined by the Compensation Committee of specified three-year TSR performance goals set forth on the attached Exhibit D (the “3-Year TSR Performance Goals”). The maximum number of shares of Stock that may be issued to you hereunder is the Maximum Number of Performance Units on the cover sheet, which number has been determined by multiplying your Target Number of Performance Units from the cover sheet by 200% [150% for Messrs. Haddock and Richards with corresponding change to exhibit]. The threshold number of shares of Stock that may be issued to you hereunder is the Threshold Number of Performance Units on the cover sheet, which number has been determined by multiplying your Target Number of Performance Units from the cover sheet by 50%. The Threshold, Target and Maximum Number of Performance Units relating to the attainment of the Adjusted EBITDA Performance Goals are allocated among the three Performance Periods (2012, 2013 and 2014) 25%, 25% and 50%.

Vesting

Your right to the Stock under this Performance Unit vests as to 100% of such shares on the third anniversary of the Grant Date, provided you then continue in Service and only to the extent that the specified performance goals have been satisfied, subject to acceleration as provided below in “Termination of Service; Change in Control.” Service for purposes of this Agreement shall be limited to Service as an employee of the Company or an Affiliate.

Nontransferability and Forfeiture

Your Performance Units granted hereby may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of, whether by operation of law or otherwise.

In the event that you voluntarily terminate your employment (other than as provided below in “Termination of Service; Change in Control”) or your Service terminates for Cause (as defined in your employment agreement) prior to the third anniversary of the Grant Date, you will forfeit to the Company all of the Performance Units.

In addition, you will forfeit all Performance Units allocable to the calendar year Performance Period as of the end of such Performance Period to the extent the specified adjusted EBITDA performance goal has not been achieved, you will forfeit all Performance Units relating to the 3-Year TSR Performance Goal to the extent the specified 3-Year TSR Performance Goal has not been achieved and to the extent provided under “Termination of Service; Change in Control” below.

Termination of Service; Change in Control

Notwithstanding any provisions in your employment agreement with the Company to the contrary, in the event that your Service terminates without Cause or for Good Reason (as defined in your employment agreement), other than in connection with, or within two years after, a Change in Control (as defined in the Plan) or your Service terminates due to death or Disability (as defined in your employment agreement), you will vest in a pro-rata portion of the Performance Units subject to this grant based on (a) actual achievement of the Adjusted EBITDA Performance Goals for the Performance Periods determined as of December 31, 2014, and (b) actual achievement of the 3-Year TSR Performance Goals determined as of December 31, 2014, in each case as if your Service continued for an additional 12 months after your date of termination of employment. You will forfeit all other Performance Units.

Notwithstanding any provisions in your employment agreement with the Company, in the event that your Service terminates without Cause or for Good Reason in connection with or within two years after a Change in Control or a Change in Control occurs or the Performance Units are not assumed and continued in the transaction, you will vest (a) in a portion of the Performance Units for any calendar year or calendar years in the Performance Periods that have been completed based on actual achievement of the Adjusted EBITDA Performance Goals and for any calendar year and calendar years in the Performance Periods that have not been completed, based on the assumption that target performance of the Adjusted EBITDA Performance Goals has been achieved as of your termination of Service or earlier closing of the Change in Control transaction if the

Performance Units are not assumed and continued, and (b) in a portion of the Performance Units corresponding with target achievement with regard to the 3-year TSR Performance Goals. You will forfeit all other Performance Units.

Notwithstanding any provisions in your employment agreement with the Company, in the event that your Service terminates without Cause or for Good Reason in connection with but prior to a Change in Control, you will vest (a) in a portion of the Performance Units for any calendar year or calendar years in the Performance Periods that have been completed prior to the closing of the Change in Control transaction based on actual achievement of the Adjusted EBITDA performance goals and for any calendar year or calendar years in the Performance Periods that have not been completed at the time of the closing of the Change in Control transaction, based on the assumption that target performance of the Adjusted EBITDA Performance Goals has been achieved, and (b) in a portion of the Performance Units corresponding with target achievement with regard to the 3-year TSR Performance Goals. You will forfeit all other Performance Units.

Issuance of Stock

The Performance Units awarded hereby are evidenced solely by this Agreement and the cover sheet. The Company will issue any Stock earned pursuant hereto in your name as of the date that you vest in the Performance Units. Such delivery will be made as soon as practicable after the date on which vesting occurs and, in any event, within 30 days thereafter. Notwithstanding the foregoing, if the shares relating to the Performance Units would otherwise be delivered during a period in which you are (i) subject to a lock-up agreement restricting your ability to sell shares of Stock in the open market or (ii) restricted from selling shares of Stock in the open market because you are not then eligible to sell under the Company’s insider trading or similar plan as then in effect (whether because a trading window is not open or you are otherwise restricted from trading) and the Company determines not to satisfy tax withholding requirements by withholding shares that are otherwise issuable to you in connection with your Performance Units, delivery of the shares related to the Performance Units may be delayed until no earlier than the first date on which you are no longer prohibited from selling shares of Stock due to a lock-up agreement or insider trading plan restriction; provided, however, that the delivery of the shares related to your Performance Units will be made by December 31 of the taxable year in which the Performance Units vest or such other time as is required to comply with the requirements of Section 409A of the Internal Revenue Code.

Book Entry Restrictions

Any Stock issued hereunder may be issued in book entry form. In such event, the Company shall cause the transfer agent for the shares of its Stock to make a book entry record showing ownership for the shares of Stock in your name subject to the terms and conditions of this Agreement. The Company shall issue or cause to be issued to you an account statement acknowledging your ownership of the shares of such Stock.

Withholding Taxes

You agree, as a condition of this grant, that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the delivery of shares of Stock acquired under this grant. In the event that the Company determines that any federal, state, or local tax or withholding payment is required relating to the payment of dividends or the delivery of shares arising from this grant, the Company shall have the right to require such payments from you, or withhold such amounts from other payments due to you. Subject to the prior approval of the Compensation Committee, which may be withheld by the Compensation Committee, in its sole discretion, you may elect to satisfy this withholding obligation, in whole or in part, by causing the Company to withhold shares of Stock otherwise issuable to you or by delivering to the Company shares of Stock already owned by you. The shares of Stock so delivered or withheld must have an aggregate Fair Market Value equal to the withholding obligation and may not be subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

Repurchase Rights

The Company has the right to reacquire any or all of the shares of Stock acquired pursuant to this Performance Unit Grant for two years after such shares of Stock are delivered to you, at a price equal to the par value of such shares, (i) if you violate any agreement covering (a) non-competition with the Company or an Affiliate or (b) non-disclosure of confidential information of the Company or an Affiliate, (ii) if you are terminated for Cause or (iii) if, subsequent to termination of your Service with the Company or an Affiliate, the Board determines that you committed acts or omissions which would have been the basis for a termination of your Service for Cause had such acts or omissions been discovered prior to termination of your Service. A notice of repurchase shall specify the date of closing of such repurchase, which shall be no later than 30 days from the date the Company exercises such right. In the event any such repurchase right is exercised, you shall be obligated to sell such stock to the Company. If the shares of Stock have been sold prior to the Board’s determination, you shall be required to pay to the Company an amount equal to the gross amount realized on such sale by you. This repurchase right is not considered a “repurchase” right for purposes of Section 18.3 of the Plan or this Agreement.

Recoupment	The Performance Units are subject to Company’s recoupment policy dated July 15, 2008 and the recoupment provisions set forth in your employment agreement.

Retention Rights

This Agreement does not give you the right to be retained by the Company (or any parent, Subsidiaries or affiliates) in any capacity. The Company (and any Affiliates) reserves the right to terminate your Service at any time and for any reason.

Shareholder Rights	You, or your estate or heirs, do not have any of the rights of a stockholder of the Company, including, without limitation, the right to vote or receive dividends declared or paid on the Stock, unless and until the Performance Units granted to you pursuant to this Agreement are paid in Stock and a certificate for such shares of Stock has been issued or an appropriate book entry has been made.

Adjustments

In the event of any stock dividend, stock split, change in the corporate structure affecting the Stock, or any change in the corporate structure that is not a Change in Control, the number or kind of shares covered by this grant may be adjusted pursuant to the Plan so that thereafter, subject to the terms and conditions of the adjusted Awards, such Awards shall entitle you to receive the kind and amount of securities or property or cash receivable upon any such event by a holder of the number of Performance Units that would have been receivable with respect to such Award immediately prior thereto. Your Performance Units, as applicable, shall be subject to the terms of any such agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Applicable Law

This Agreement will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan	The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

This Agreement, the cover page and the Plan constitute the entire understanding between you and the Company regarding this grant of Performance Units and any shares of underlying Stock. Any prior agreements, commitments or negotiations concerning this grant are superseded.

Data Privacy

In order to administer the Plan, the Company may process personal data about you. Such data includes, but is not limited to, the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as home address and business addresses and other contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.

By accepting this grant, you give explicit consent to the Company to process any such personal data. You also give explicit consent to the Company to transfer any such personal data to transferees who shall include the Company and other persons who are designated by the Company to administer the Plan.

Consent to Electronic Delivery	The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting this grant, you agree that the Company may deliver the Plan prospectus and the Company’s annual report to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Company would be pleased to provide copies. Please contact the General Counsel at 703-273-7500 to request paper copies of these documents.

Electronic Signature

All references to signatures and delivery of documents in this Agreement can be satisfied by procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents, including this Agreement. Your electronic signature is the same as, and shall have the same force and effect as, your manual signature. Any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.

By checking the “Read and Acknowledge Award Documents” box on the Morgan Stanley Smith Barney website, you agree to all of the terms and conditions described above, in your employment agreement and in the Plan.

EXHIBIT A

2012 PERFORMANCE GOAL

AND NUMBER OF SHARES OF STOCK

Adjusted EBITDA*	Shares of Stock**
Threshold: $94.2 million	7.5% of Target Performance Units

Target: $119.3 million	15% of Target Performance Units

Maximum $138.8 million	30% of Target Performance Units

* “Adjusted EBITDA” is intended to serve as a measure of free cash flow available for debt service and starts with net income (loss) attributable to common shareholders with the following adjustments:

Included:

•    Proportionate share of joint venture interest, taxes, depreciation, rent and amortization

•    Incremental recurring cash flow from unbudgeted acquisitions (to be determined by arriving at net income per generally accepted accounting principles and excluding depreciation and amortization expenses;

Excluded:

•   Depreciation and amortization

•   Interest income and expense

•   (Provision for) benefit from income taxes

•   Litigation costs

•   Buyout fees

•   Restructuring costs

•   Write-off of capitalized project costs

•   Allowance for uncollectible receivables from owners

•   Impairment of long-lived assets

•   Gain (loss) on investments

•    Gain (loss) on financial guarantees and other contracts

•    Gain on fair value of liquidating trust note

•   Stock compensation

•   Gain on the sale and development of real estate and equity interests

•   Loss from investments accounted for under the profit-sharing method

•   Discontinued operations (net of tax)

•   Any incremental Adjusted EBITDA from the acquisition of real estate or venture interests (including related transaction costs) that was not contemplated in arriving at the specified adjusted EBITDA targets for 2012

•   Any contractual or Board approved transaction not contemplated in arriving at the specified adjusted EBITDA targets for 2012

**Earned amounts interpolated on a straight line basis if actual Adjusted EBITDA falls between the specified Adjusted EBITDA amounts for threshold and target achievement or between target and maximum achievement with the number of units rounded down to the nearest whole unit.

[The percentage for the maximum award is 22.5% for Messrs. Haddock and Richards.]

EXHIBIT B

2013 PERFORMANCE GOAL

AND NUMBER OF SHARES OF STOCK

Adjusted EBITDA*	Shares of Stock**
Threshold: $ million	7.5% of Target Performance Units

Target: $ million	15% of Target Performance Units

Maximum $ million	30% of Target Performance Units

* “Adjusted EBITDA” is intended to serve as a measure of free cash flow available for debt service and starts with net income (loss) attributable to common shareholders with the following adjustments:

Included:

•    Proportionate share of joint venture interest, taxes, depreciation, rent and amortization

•    Incremental recurring cash flow from unbudgeted acquisitions (to be determined by arriving at net income per generally accepted accounting principles and excluding depreciation and amortization expenses;

Excluded:

•   Depreciation and amortization

•   Interest income and expense

•   (Provision for) benefit from income taxes

•   Litigation costs

•   Buyout fees

•   Restructuring costs

•   Write-off of capitalized project costs

•   Allowance for uncollectible receivables from owners

•   Impairment of long-lived assets

•   Gain (loss) on investments

•    Gain (loss) on financial guarantees and other contracts

•    Gain on fair value of liquidating trust note

•   Stock compensation

•   Gain on the sale and development of real estate and equity interests

•   Loss from investments accounted for under the profit-sharing method

•   Discontinued operations (net of tax)

•   Any incremental Adjusted EBITDA from the acquisition of real estate or venture interests (including related transaction costs) that was not contemplated in arriving at the specified adjusted EBITDA targets for 2013

•   Any contractual or Board approved transaction not contemplated in arriving at the specified adjusted EBITDA targets for 2013

**Earned amounts interpolated on a straight line basis if actual Adjusted EBITDA falls between the specified Adjusted EBITDA amounts for threshold and target achievement or between target and maximum achievement with the number of units rounded down to the nearest whole unit.

Notwithstanding, the foregoing definition of Adjusted EBITDA may be revised at the same time the performance goal is set for 2013 as long as such revised definition, and adjustments, are within the performance goals in the 2008 Omnibus Incentive Plan, as amended, and qualify as a measure of free cash flow available for debt service.

[The percentage for the maximum award is 22.5% for Messrs. Haddock and Richards.]

EXHIBIT C

2014 PERFORMANCE GOALS

AND NUMBER OF SHARES OF STOCK

Adjusted EBITDA*	Shares of Stock**

Threshold: $ million	15% of Target Performance Units

Target: $ million	30% of Target Performance Units

Maximum: $ million	60% of Target Performance Units

* “Adjusted EBITDA” is intended to serve as a measure of free cash flow available for debt service and starts with net income (loss) attributable to common shareholders with the following adjustments:

Included:

•    Proportionate share of joint venture interest, taxes, depreciation, rent and amortization

•    Incremental recurring cash flow from unbudgeted acquisitions (to be determined by arriving at net income per generally accepted accounting principles and excluding depreciation and amortization expenses;

Excluded:

•   Depreciation and amortization

•   Interest income and expense

•   (Provision for) benefit from income taxes

•   Litigation costs

•   Buyout fees

•   Restructuring costs

•   Write-off of capitalized project costs

•   Allowance for uncollectible receivables from owners

•   Impairment of long-lived assets

•   Gain (loss) on investments

•    Gain (loss) on financial guarantees and other contracts

•    Gain on fair value of liquidating trust note

•   Stock compensation

•   Gain on the sale and development of real estate and equity interests

•   Loss from investments accounted for under the profit-sharing method

•   Discontinued operations (net of tax)

•   Any incremental Adjusted EBITDA from the acquisition of real estate or venture interests (including related transaction costs) that was not contemplated in arriving at the specified adjusted EBITDA targets for 2014

•   Any contractual or Board approved transaction not contemplated in arriving at the specified adjusted EBITDA targets for 2014

**Earned amounts interpolated on a straight line basis if actual Adjusted EBITDA falls between the specified Adjusted EBITDA amounts for threshold and target achievement or between target and maximum achievement with the number of units rounded down to the nearest whole unit.

Notwithstanding, the foregoing definition of Adjusted EBITDA may be revised at the same time the performance goal is set for 2014 as long as such revised definition, and adjustments, are within the performance goals in the 2008 Omnibus Incentive Plan, as amended, and qualify as a measure of free cash flow available for debt service.

[The percentage for the maximum award is 45% for Messrs. Haddock and Richards.]

EXHIBIT D

2012-2014 PERFORMANCE GOALS

AND NUMBER OF SHARES OF STOCK

Actual 3-year TSR Performance Compared to Peer Group	Shares of Stock

Threshold: 40th percentile	20% of Target Performance Units

Target: 50th percentile	40% of Target Performance Units

Maximum: 80th percentile	80% of Target Performance Units

Performance in-between specific goals will be interpolated.

“TSR” means the change in common stock price during the three-year performance period ending December 31, 2014 (assuming dividend reinvestment, if any), with the baseline determined by reference to the average closing price during the 20 trading days prior to the commencement of such performance period versus the average closing price during the 20 trading days prior to the completion of such performance period.

“Peer Group” means the following 13 companies:

• Brookdale Senior Living, Inc.	• Kindred Healthcare, Inc.
• Emeritus Corporation	• Lifepoint Hospitals, Inc.
• Five Star Quality Care, Inc.	• National Healthcare Corporation
• Forest City Enterprises, Inc.	• Skilled Healthcare Group
• Gaylord Entertainment Company	• Sun Healthcare Group, Inc.
• Gentiva Health Services	• Wyndham Worldwide Corporation
• HealthSouth Corporation

“Performance Compared to Peer Group” means, with respect to calendar years 2012 through 2014, the Company’s TSR compared to the average of the TSR for the members of its Peer Group whose stock remained publicly traded during such period.

[The percentage for the maximum award is 60% for Messrs. Haddock and Richards.]